                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              AMERUS LIFE HOLDING
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              AMERUS LIFE HOLDING
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

AMERUS LIFE
HOLDINGS, INC.
699 Walnut Street
Des Moines, IA 50309-3948
                                                          ROGER K. BROOKS
                                                          Chairman, President &
                                                          Chief Executive
Officer

                          [AMERUS LIFE HOLDINGS LOGO]

                                          March 31, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of AmerUs Life Holdings, Inc. to be held on Friday, May 5, 2000, at 9:00 a.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the shareholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

     We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     Thank you for your ongoing support and continued interest in AmerUs Life Holdings, Inc.

                                          Very truly yours,

                                          Roger K. Brooks
                                          Chairman, President and
                                          Chief Executive Officer

                                               [AMERUS LIFE HOLDINGS LOGO]

                                                    699 WALNUT STREET
                                               DES MOINES, IOWA 50309-3948

                                               NOTICE OF ANNUAL MEETING OF
                                                       SHAREHOLDERS
                                                  TO BE HELD MAY 5, 2000

        ------------------------------------------------------------------------

                                          To the Shareholders:

     The annual meeting of shareholders of AMERUS LIFE HOLDINGS, INC. will be held on Friday, May 5, 2000, at 9:00 a.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, for the following purposes:

     1. to elect three (3) directors to serve for a three year term;

     2. to approve the Company's 2000 Stock Incentive Plan and the reservation of shares for issuance thereunder;

     3. to ratify the appointment of KPMG LLP as independent auditors of the Company for the 2000 fiscal year; and

     4. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     The board of directors has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only shareholders of record on that date are entitled to vote at the annual meeting or any adjournments thereof.

     All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, sign, date and return the enclosed proxy card promptly in the postage prepaid enclosed envelope. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          James A. Smallenberger
                                          Senior Vice President and Secretary
March 31, 2000

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          [AMERUS LIFE HOLDINGS LOGO]

                               699 WALNUT STREET
                          DES MOINES, IOWA 50309-3948
                         ------------------------------

                            PROXY STATEMENT FOR 2000
                         ------------------------------

     This Proxy Statement is furnished to shareholders by the Board of Directors of AmerUs Life Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, on Friday, May 5, 2000, at 9:00 a.m., Des Moines local time, and at any adjournments thereof.

     This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card are being first mailed to shareholders on or about March 31, 2000. The Company's 1999 Annual Report is being mailed to shareholders concurrently with this Proxy Statement.

GENERAL INFORMATION

     The Board of Directors has fixed March 15, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, 24,997,902 shares of Class A Common Stock and five million shares of Class B Common Stock ("Common Stock") were outstanding and entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. There were no shares of voting preferred stock outstanding as of the Record Date.

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it, or (ii) a duly executed proxy bearing a later date. In addition, a shareholder who is present at the Annual Meeting may revoke the shareholder's proxy and vote in person if the shareholder so desires.

     Proxies furnished by shareholders pursuant hereto will be voted in accordance with the directions on such proxies. If no choice is specified, the proxy will be voted (i) "FOR" the election of the nominees listed under "Election of Directors"; (ii) "FOR" approval of the Company's 2000 Stock Incentive Plan and the reservation of shares for issuance thereunder; (iii) "FOR" ratification of the appointment of KPMG LLP as independent auditors; and
(iv) at the discretion of the proxy holders with regard to such other business as may come before the meeting and all matters incident to the conduct of the meeting. If for any reason, one or more of the nominees should be unable or refuse to serve as a Director (an event which is not anticipated), the persons named in the enclosed proxy will vote for substitute nominees of the Board of Directors unless otherwise instructed. The Board of Directors knows of no matter to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented at the meeting, the persons named in the proxy will act on behalf of the shareholders according to their best judgment.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The affirmative vote of the holders of at least a majority of such quorum will be required with respect to the election of directors, the approval of the Company's 2000 Stock Incentive Plan, and the ratification of the appointment of KPMG LLP as the Company's independent auditors.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or brokers non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast". However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

     Proxies are being solicited by the Board of Directors of the Company. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy card, and all other costs in connection with the solicitation of proxies, will be paid by the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership as of February 29, 2000 of the Company's Class A and Class B Common Stock of each person known by the Company to own beneficially more than 5% of each such class:

                                                                        NUMBER OF SHARES     PERCENT OF
                NAME AND ADDRESS                     CLASS OF STOCK    BENEFICIALLY OWNED      CLASS
                ----------------                     --------------    ------------------    ----------
AmerUs Group Co. ................................    Class A Common        12,390,165          49.4%
  699 Walnut Street
  Des Moines, IA 50309
AmerUs Group Co. ................................    Class B Common         5,000,000           100%
  699 Walnut Street
  Des Moines, IA 50309
American Mutual Holding Company..................    Class A Common        12,390,165(1)       49.4%
  699 Walnut Street
  Des Moines, IA 50309
American Mutual Holding Company..................    Class B Common         5,000,000(1)        100%
  699 Walnut Street
  Des Moines, IA 50309

---------------
(1) Indirect beneficial owner due to ownership of 100% of the capital stock of AmerUs Group Co.

DIRECTORS AND OFFICERS

     The following table sets forth the beneficial ownership of the Company's Class A Common Stock as of February 29, 2000 of each of the directors and director nominees, the executive officers named in the Summary Compensation Table on page 9, and all directors and executive officers as a group (which includes executive officers not named in the Summary Compensation Table). The percentage of Class A Common Stock owned by all directors and executive officers as a group as of February 29, 2000 was 3.94%. No shares of Class B Common Stock were owned by any director, director nominee or executive officer of the Company as of such date.

                                                                   AMOUNT
                                                                 AND NATURE
                                                                OF BENEFICIAL    PERCENT OF
                            NAME                                OWNERSHIP(1)      CLASS(2)
                            ----                                -------------    ----------
John R. Albers(3)(13).......................................         22,500         *
Roger K. Brooks(3)(4)(5)(6)(11)(14).........................        291,258       1.16%
Malcolm Candlish(3)(12)(13).................................          9,930         *
Maureen M. Culhane(12)(13)..................................          7,593         *
Thomas F. Gaffney(3)(9)(12)(13).............................         19,134         *
Sam C. Kalainov(3)(4)(5)(7)(11).............................         49,705         *
Ralph W. Laster, Jr.(8).....................................          9,404         *
John W. Norris, Jr.(3)(12)(13)..............................          6,459         *
Jack C. Pester(3)(12)(13)...................................          6,361         *
John A. Wing(12)(13)........................................         13,364         *
Michael G. Fraizer(3)(4)(5)(11).............................         62,336         *
Thomas C. Godlasky(3)(4)(5)(10)(11).........................        104,439         *
Mark V. Heitz(5)(11)........................................        251,511       1.00%
Gary R. McPhail(4)(11)......................................         88,224         *
Directors and executive officers as a group (16 persons)....      1,002,652       3.94%

---------------
 (1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

 (2) An (*) indicates that the individual's ownership interests of AmerUs Life Holdings, Inc.'s Class A Common Stock is less than one percent.

 (3) Messrs. Albers, Brooks, Candlish, Gaffney, Kalainov, Norris and Pester are directors of AmerUs Group Co., which owns 12,390,165 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock, and of American Mutual Holding Company ("AMHC"), which beneficially owns such shares through its 100% ownership of the capital stock of AmerUs Group Co. In addition, Mr. Brooks is Chairman, President and Chief Executive Officer of AmerUs Group Co. and AMHC, Mr. Fraizer is Executive Vice President, Chief Financial Officer and Treasurer of AmerUs Group Co. and AMHC, Mr. Godlasky is Executive Vice President and Chief Investment Officer of AmerUs Group Co. and AMHC. All of the foregoing persons have disclaimed beneficial ownership of all shares of the Company's Common Stock which are beneficially owned by AmerUs Group Co. or AMHC.

 (4) Includes shares of restricted stock which has vesting and transfer restrictions for three (3) years from the date of grant: Mr. Brooks, 6,000; Mr. Kalainov, 3,000; Mr. Godlasky, 2,000; Mr. McPhail, 2,000; Mr. Fraizer, 600; and all executive officers as a group, 14,600.

 (5) Includes beneficial interest in shares of the Company's Class A Common Stock held pursuant to the Company's Savings & Retirement Plan (as defined on page 12). The attributed shares owned by the Company's Savings & Retirement Plan are voted by the trustees as directed by their respective participants.

 (6) Includes 6,000 shares owned by his spouse.

 (7) Includes 36,800 shares owned by his spouse.

 (8) Includes 7,156 shares owned by the Jerri S. Laster Trust, of which Mr. Laster is a co-trustee.

 (9) Includes 14,017 shares owned by his spouse through the Donna L. Gaffney Trust.

(10) Includes 12,063 shares and 669 shares of Class A Common Stock owned by his spouse and his daughter, respectively.

(11) Includes shares of Class A Common Stock that may be purchased upon the exercise of employee stock options exercisable on February 29, 2000 or within sixty (60) days thereafter: Mr. Heitz, 148,759; Mr. Brooks, 110,000; Mr. McPhail, 46,667; Mr. Godlasky, 40,000; Mr. Fraizer, 15,000; and all executive officers as a group, 387,093.

(12) Includes shares of Class A Common Stock that were granted pursuant to the Company's Non-Employee Stock Option Plan and may be purchased upon the exercise of stock options exercisable on February 29, 2000 or within sixty
     (60) days thereafter: Mr. Albers, 2,500; Mr. Candlish, 2,500; Ms. Culhane, 2,500; Mr. Gaffney, 2,500; Mr. Norris, 2,500; Mr. Pester, 2,500; Mr. Wing,
     2,500; and Mr. Laster, 834.

(13) Includes shares of Class A Common Stock that were acquired through the Non-Employee Director Stock Plan which has vesting and transfer restrictions for two (2) years after the date of purchase: Ms. Culhane, 4,593; Mr. Gaffney, 2,617; Mr. Norris, 2,480; Mr. Candlish, 2,430; Mr.
     Pester, 2,325; and Mr. Wing, 864.

(14) Includes 336 shares of Class A Common Stock that were acquired pursuant to the Company's Warrant Agreement and may be purchased upon the exercise of warrants exercisable on February 29, 2000 or sixty (60) days thereafter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Board of Directors is presently composed of ten members, divided into three classes. Each class serves for three years on a staggered-term basis. There are three nominees for election to the Company's Board of Directors this year.

     The terms of the following directors expire at the annual meeting to be held on May 5, 2000: Malcolm Candlish, Ralph W. Laster, Jr., and John W. Norris, Jr. The Board of Directors' nominees to positions on the Board expiring in May 2003 are: Malcolm Candlish, Ralph W. Laster, Jr., and John W. Norris, Jr.

     The following paragraphs set forth the principal occupation of, and certain other information relating to, each director, nominee for director and executive officer for the last five years. Directors who are nominees for election at the 2000 annual meeting are listed first. Ages shown for all directors are as of March 1, 2000. There are no family relationships among the Company's directors or any executive officer.

     MALCOLM CANDLISH -- NOMINEE -- OSPREY, FLORIDA.
Consultant since May 1998. Prior to that time, Mr. Candlish was Chairman of First Alert, Inc., Aurora, Illinois from October 1992 until April 1998 and Chairman, President and Chief Executive Officer from May 1996 to October 1996 and Chairman and Chief Executive Officer from December 1992 to May 1996. He is a director of AMHC, AmerUs Group Co., and The Black & Decker Corporation. Mr. Candlish has been a director of the Company since its formation in August 1996. From February 1987 to May 1997, he was a director of American Mutual Life Insurance Company ("AML"), one of the predecessors of AmerUs Life Insurance Company ("AmerUs Life"), and one of the Company's principal subsidiaries. His current term expires May 5, 2000. He is 64 years of age.

     RALPH W. LASTER, JR -- NOMINEE -- TOPEKA, KANSAS.
Private Investor since December 1997. Mr. Laster served as Chief Executive Officer of AmVestors Financial Corporation ("AmVestors") from January 1988 to December 1997 and as Chairman of the Board from May 1988 to December 1997. He also served as President and Chief Executive Officer of American Investors Life Insurance from April 1991 to December 1997, as Chief Executive Officer of Financial Benefit Life from April 1996 to December 1997, and as an executive officer of various other subsidiaries of AmVestors. Mr. Laster has been a director of the Company since February 1998 and a director of AmerUs Life since December 1998. His current term expires May 5, 2000. He is 48 years of age.

     JOHN W. NORRIS, JR -- NOMINEE -- DALLAS, TEXAS.
Chairman and Chief Executive Officer of Lennox International, Inc., a manufacturer of heating and air conditioning equipment, Dallas, Texas. He is a director of AMHC and AmerUs Group Co. Mr. Norris has been a director of the Company since its formation in August 1996. From November 1974 to May 1997, he was a director of AmerUs Life. His current term expires May 5, 2000. He is 64 years of age.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                       EACH OF THE NOMINEES LISTED ABOVE.

THE FOLLOWING DIRECTORS, EXCEPT FOR MR. KALAINOV, SERVE FOR TERMS THAT EXPIRE AFTER 2000:

     JOHN R. ALBERS -- DALLAS, TEXAS.
President and Chief Executive Officer of Fairfield Enterprises, Inc., a holding company for investments and real estate, Dallas, Texas, since April 1995. From August 1988 to April 1995, Mr. Albers was Chairman, Chief Executive Officer and President of Dr. Pepper/Seven-Up Companies, Dallas, Texas. Mr. Albers is a director of AMAL Corporation ("AMAL"), a 34%-owned joint venture between Ameritas Life Insurance Corp. and AmerUs Life, AMHC, and AmerUs Group Co. Mr. Albers has been a director of the Company since its formation in August 1996. From November 1983 to May 1997, he was a director of AmerUs Life. His current term expires May 11, 2001. He is 68 years of age.

     ROGER K. BROOKS -- DES MOINES, IOWA.
Chairman, President and Chief Executive Officer of the Company, AMHC and AmerUs Group Co. and Chairman of AmerUs Life, one of the Company's principal subsidiaries, since May 1997. Previous positions with AmerUs Life include Chief Executive Officer from December 1994 to May 1997, Chairman and Chief Executive Officer from August 1992 to December 1994 and President and Chief Executive Officer from February 1975 to August 1992. He is a director of AMAL, AMHC, AmerUs Group Co., AmerUs Life, AmVestors, and Delta Life Corporation ("Delta"), one of the Company's principal subsidiaries. Mr. Brooks has been a director of the Company since its formation in August 1996 and of AmerUs Life since 1971. His current term expires May 10, 2002. He is 62 years of age.

     MAUREEN M. CULHANE -- CHICAGO, ILLINOIS.
Consultant, Goldman, Sachs & Co., an international investment banking firm, New York, New York, since February 1999. Prior to that time, Ms. Culhane was Vice President of Finance and Treasurer of Sara Lee Corporation from January 1993 to September 1998. Ms. Culhane has been a director of the Company and AmerUs Life since February 1997. Her current term expires May 10, 2002. She is 51 years of age.

     THOMAS F. GAFFNEY -- TIERRA VERDE, FLORIDA.
Managing Director of Raymond James Capital, Inc., a merchant banking firm, St. Petersburg, Florida, since July 1997. From 1990 to 1997, Mr. Gaffney was a private investor. Mr. Gaffney is a director of AMHC and AmerUs Group Co. Mr. Gaffney has been a director of the Company since its formation in August 1996. From November 1983 to May 1997, Mr. Gaffney served as a director of AmerUs Life. His current term expires May 11, 2001. He is 54 years of age.

     SAM C. KALAINOV -- DES MOINES, IOWA.
Chairman Emeritus of AMHC and AmerUs Group Co., since May 1998. Prior to that time, Mr. Kalainov was Chairman of AMHC and AmerUs Group Co. from September 1996 until May 1998, Chairman of AmerUs Life from December 1994 until September 1996 and was Chairman and Chief Executive Officer of AML, from January 1983 to December 1994. He is a director of AMHC, AmerUs Group Co. and AmerUs Life. Mr. Kalainov has been a director of the Company since its formation in August 1996 and of AmerUs Life since June 1972. His current term expires May 5, 2000, and he will retire from the Board on that date. He is 69 years of age.

     JACK C. PESTER -- HOUSTON, TEXAS.
Chairman of Executive Committee of KFx, Inc., an energy conversion and technology processing company, Denver, Colorado, since May 1, 1999. Previously, Mr. Pester was Senior Vice President of The Coastal Corporation from March 1987 to May 1999. He is a director of AMHC, AmerUs Group Co., and KFx, Inc. Mr. Pester has been a director of the Company since its formation in August 1996. He also was a director of AmerUs Life from May 1981 to May 1997. His current term expires May 10, 2002. He is 64 years of age.

     JOHN A. WING -- CHICAGO, ILLINOIS.
Chairman and Chief Executive Officer of Market Liquidity Network L.L.C., a holding company for broker-dealers engaged in exchange based option market making, Chicago, Illinois, since January 1, 2000. Mr. Wing is also Executive Director, Center for Law and Financial Markets, Illinois Institute of Technology, Chicago, Illinois since July 1998. From January 1997 to July 1998, Mr. Wing was Chairman and Chief Executive Officer of ABN AMRO Incorporated. Prior to that time, Mr. Wing was Chairman and Chief Executive Officer of The Chicago Corp. from January 1981 to January 1997. Mr. Wing is a director of the Futures Industry Association. Mr. Wing has been a director of the Company since its formation in August 1996 and of AmerUs Life since May 1991. His current term expires May 10, 2002. He is 64 years of age.

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS:

     VICTOR N. DALEY -- DES MOINES, IOWA.
Executive Vice President, Chief Administration and Human Resources Officer of the Company, AMHC, AmerUs Group Co. and AmerUs Life since February 2000. Previously, Mr. Daley was Senior Vice President, Chief Administration and Human Resources Officer of the Company, AMHC, AmerUs Group Co. and AmerUs Life from February 1998 to February 2000. From August 1996 to February 1998 and from September 1995 to February 1998, Mr. Daley was Senior Vice President and Chief Human Resources Officer of the Company and of AmerUs Life, respectively. From April 1989 to September 1995, Mr. Daley was Senior Vice President and Chief Administrative Officer of Royal Insurance, Charlotte, North Carolina. He is a director of AmerUs Life and Delta. He is 56 years of age.

     MICHAEL G. FRAIZER -- DES MOINES, IOWA.
Executive Vice President, Chief Financial Officer and Treasurer of the Company, AMHC, AmerUs Group Co. and Executive Vice President of AmerUs Life since February 2000. Previously, Mr. Fraizer was Senior Vice President, Chief Financial Officer and Treasurer of the Company, AMHC, AmerUs Group Co. and Senior Vice President of AmerUs Life from January 1999 to February 2000. From August 1996 to December 1998 and from January 1993 to December 1998, Mr. Fraizer was Senior Vice President and Controller/ Treasurer of the Company and of AmerUs Life, respectively. He is a director of AmerUs Life and Delta. He is 50 years of age.

     THOMAS C. GODLASKY -- DES MOINES, IOWA.
Executive Vice President and Chief Investment Officer of the Company, AMHC, AmerUs Group Co. since August 1996 and of AmerUs Life since January 1995. From February 1988 to January 1995, he was Manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. He is a director of AmerUs Life, AmVestors, Ameritas Variable Life Insurance Company, ("AVLIC"), Ameritas Investment Corp. ("AIC") and Delta. He is 44 years of age.

     MARK V. HEITZ -- TOPEKA, KANSAS.
President and Chief Executive Officer of AmVestors, American Investors Life Insurance Company and Financial Benefit Life Insurance Company, Topeka, Kansas since December 1997. Previously, Mr. Heitz served as the President, General Counsel and Director of AmVestors from December 1986 until December 1997. Mr. Heitz also served as President, General Counsel and Director of American Investors Life Insurance Company from October 1986 until December 1997. He is 47 years of age.

     GARY R. MCPHAIL -- DES MOINES, IOWA.
President and Chief Executive Officer of AmerUs Life since May 1997 and Chairman, President and Chief Executive Officer of Delta since January 1999 and Chairman and Chief Executive Officer of Delta from October 1997 until January 1999. Mr. McPhail was Executive Vice President -- Marketing and Individual Operations of New York Life Insurance Company, New York, New York, from July 1995 to November 1996. From June 1990 to July 1995, he was President of Lincoln National Sales Corporation, Fort Wayne, Indiana. Mr. McPhail is a director of AMAL, AmerUs Life, AIC, AVLIC and Delta. He is 52 years of age.

                        BOARD STRUCTURE AND COMPENSATION

     The Board of Directors meets on a regularly scheduled basis. During 1999, the Board held four regular meetings and two special meetings. Each director attended at least 75% of all Board meetings and applicable committee meetings.

     The Board of Directors has assigned certain responsibilities to committees. The Audit Committee recommends the appointment of the independent auditors, reviews the scope of the audits recommended by the independent auditors, reviews internal audit reports on various aspects of corporate operations and consults with the independent auditors on a periodic basis on matters relating to internal financial controls and procedures. Members of the Audit Committee, which met three times during 1999, are Ralph W. Laster, Jr. (Chairman), Malcolm Candlish, and Jack C. Pester. All members are non-employee directors.

     The Board Operations Committee reviews the organization and operation of the Board of Directors and recommends a slate of directors for election by shareholders at each annual meeting and/or proposes candidates to fill vacancies on the Board of Directors. Members of the Board Operations Committee, which met three times during 1999, are Jack C. Pester (Chairman), John R. Albers, and John
W. Norris, Jr. All members are non-employee directors.

     The Finance and Strategy Committee reviews the management of the Company's financial resources and the impact of such management on the Company's strategic business plans and objectives. Members of the Finance and Strategy Committee, which met three times during 1999, are Thomas F. Gaffney (Chairman), John R. Albers, Malcolm Candlish, and John A. Wing. All members are non-employee directors.

     The Human Resources Committee reviews and recommends the compensation for executive officers, including base salary, incentive compensation and other benefits. The Human Resources Committee also administers the Company's stock option plans. The Human Resources Committee has general oversight with respect to the Company's compensation policy and employee benefit programs and management succession planning. Members of the Human Resources Committee, which met five times during 1999, are John W. Norris, Jr. (Chairman), Malcolm Candlish, and Thomas F. Gaffney. All members are non-employee directors.

     The Intercompany Transactions Committee reviews transactions between the Company and its affiliates. Members of the Intercompany Transactions Committee, which met three times during 1999, are Ralph W. Laster, Jr. (Chairman), Maureen
M. Culhane, and John A. Wing. All members are non-employee directors.

     The Investment Committee oversees investments and investment policy of the Company and its operating subsidiaries. Members of the Investment Committee, which met four times during 1999, are John A. Wing (Chairman), Maureen M. Culhane, and Ralph W. Laster, Jr. All members are non-employee directors.

     The Executive Committee exercises the powers and authority of the Board of Directors between board meetings, except those powers, that, by law, cannot be delegated by the Board of Directors. Members of the Executive Committee, which met one time during 1999, are Roger K. Brooks (Chairman), Thomas F. Gaffney and John W. Norris, Jr.

                    EXECUTIVE OFFICER/DIRECTOR COMPENSATION

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

     All compensation received, earned or accrued by such officers has been from either the Company, AmerUs Life or AmVestors.

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded or paid by the Company (including compensation paid by AmerUs Life and AmVestors) to its Chief Executive Officer and the other named executive officers (collectively, the "Named Executive Officers") during the years ended December 31, 1999, 1998, and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                 ------------------------------------
                            -----------------------------------------------   RESTRICTED   SECURITIES
                                                             OTHER ANNUAL       STOCK      UNDERLYING      LTIP       ALL OTHER
         NAME AND           FISCAL               BONUS(A)   COMPENSATION($)    AWARD(S)     OPTIONS/    PAYOUTS(D)   COMPENSATION
    PRINCIPAL POSITION       YEAR    SALARY($)     ($)            ($)           ($)(B)     SARS(#)(C)      ($)          (E)($)
    ------------------      ------   ---------   --------   ---------------   ----------   ----------   ----------   ------------
Roger K. Brooks...........   1999     500,000    990,000             --         69,000       70,000       47,924       100,325
 Chairman, President and     1998     500,000    100,000             --         69,000           --      352,000       181,773
 Chief Executive Officer     1997     480,000    520,000             --             --      165,000      258,133       157,220
 of the Company
Mark V. Heitz(F)..........   1999     337,500    490,000        670,000(G)          --       20,000           --        51,969
 President and Chief         1998     337,500    200,000             --             --       18,500           --        24,202
 Executive Officer of        1997          --         --             --             --       20,000           --        21,074
 AmVestors Financial
 Corporation,
 American Investors Life
 Insurance Company
 and Finance
 Benefit Life Insurance
 Company
Gary R. McPhail(H)........   1999     335,000    365,000             --         23,000       10,000       21,395        38,419
 President and Chief         1998     335,000    110,000             --         23,000           --       24,400        47,794
 Executive Officer of        1997     325,000    162,500             --             --       70,000       11,953       250,015(I)
 AmerUs Life and Chairman,
 President and Chief
   Executive
 Officer of Delta Life
 and Annuity
Thomas C. Godlasky........   1999     315,000    490,000             --         23,000       10,000       18,103        61,304
 Executive Vice President    1998     300,000     75,000             --         23,000           --      125,000        46,436
 and Chief Investment        1997     275,000    200,000             --             --       60,000       91,667        35,418
 Officer of the Company
Michael G. Fraizer........   1999     240,000    390,000             --          6,900        7,500        6,583        75,275
 Executive Vice President,   1998     210,000     50,000             --          6,900           --       50,000        28,722
 Chief Financial Officer     1997     210,000    100,000             --             --       22,500       35,787        30,092
 and Treasurer of the
   Company

---------------
(A) In 1999, a new Senior Executive Incentive Plan ("SEIP") was recommended by the outside executive compensation consultant hired by the Human Resources Committee of the Board to replace the Management Incentive Plan ("MIP") for this group. The SEIP provides for an incentive pool of money calculated using a formula driven by increasing the Company's Earnings Per Share ("EPS"). Pursuant to the MIP and the SEIP, bonuses shown for 1997, 1998 and 1999 were paid in 1998, 1999 and 2000, respectively. In addition to bonuses paid under the Management Incentive Plan, Mr. Brooks, and Mr. Godlasky received discretionary bonuses for 1997 of $280,000 and $90,000 respectively. In 1998 and 1999, the MIP and the SEIP, respectively, were amended to provide that employees participating in both plans were eligible to defer a portion of their annual bonus to purchase phantom stock units at a price per unit equal to the fair market value of the Company's Common Stock on the date of purchase. The

Company will match a specified percentage of the phantom stock units purchased pursuant to the deferral program. On the third anniversary of the employee's deferral, the Company will pay to the employee an amount in cash determined by multiplying the number of units times the fair market value of the Company's Common Stock on that date, provided the employee continues to be employed by the Company or one of its subsidiaries on that date. The entire Company match is forfeited if the employee's employment terminates prior to the third anniversary of the employee's deferral. The Human Resources Committee of the Board of Directors determines on an annual basis the maximum amount of bonus that can be deferred and the percentage match of the Company. For the 1999 bonus paid in 2000, the following amounts were deferred: Mr. Brooks -- $100,000; Mr. Heitz -- $130,000; Mr. McPhail -- $100,000; Mr. Godlasky -- $100,000; and Mr. Fraizer -- $100,000. The
     Company match was 50%.

(B) Restricted Stock is valued without regard to restrictions on transfer. The awards will not vest until the third anniversary of the date the award was granted. At December 31, 1999 (based upon a fair market value stock price on that date of $23.00) the number and market value of shares of restricted stock held by each of the named executive officers were as follows: Mr. Brooks (6,000; $138,000), Mr. Heitz (0;$0), Mr. McPhail (2,000; $46,000),
    Mr. Godlasky (2,000; $46,000) and Mr. Fraizer (600; $13,800). The
    shareholder is entitled to receive cash dividends and has all other rights as a shareholder as to such shares prior to vesting. However, the entire award is forfeited if the shareholder's employment terminates prior to vesting.

(C) The options were granted with an exercise price equal to the fair market value of the underlying stock on the date of grant.

(D) Long term incentive compensation pursuant to the Performance Share Plan (the "LTIP"). LTIP payouts indicated were earned over periods ending December 31 for each of 1997, 1998 and 1999 and were payable in 1998, 1999 and 2000, respectively. The LTIP was discontinued as of 1998 and no awards were made in 1998 or 1999. The final payout for awards granted in previous years occurred in 2000.

(E) Amounts shown as "Other Compensation" for 1997, 1998 and 1999 are comprised of the items set forth in the table below. Contributions recorded for Mr. Heitz, prior to January 1, 1999, under "Basic Contributions" represent monies funded to his account under the former AmVestors Employee Stock Ownership Plan and contributions recorded under "Benefit Supplement" represent monies funded to his account under the former AmVestors Money Purchase Pension Plan.

                                                 QUALIFIED PLAN
                               ---------------------------------------------------
                                    401(K)
                                   MATCHING            BASIC            BENEFIT
                               CONTRIBUTIONS($)   CONTRIBUTIONS($)   SUPPLEMENT($)
                               ----------------   ----------------   -------------
Roger K. Brooks.......  1999        8,000               6,400            5,600
                        1998        8,000               6,400            5,600
                        1997        8,000               6,400            6,100
Mark V. Heitz.........  1999        8,000               6,400            5,600
                        1998           --              12,202           12,000
                        1997           --               9,415           11,659
Gary R. McPhail.......  1999        8,000               6,400               --
                        1998        8,000               6,400               --
                        1997        8,000               6,400               --
Thomas G. Godlasky....  1999        8,000               6,400            9,702
                        1998        8,000               6,400               --
                        1997        8,000               6,400               --
Michael G. Fraizer....  1999        8,000               6,400           23,510
                        1998        8,000               6,400               --
                        1997        8,000               6,400               --

                                    SUPPLEMENTAL EXECUTIVE                EXCESS BENEFIT
                                        RETIREMENT PLAN                        PLAN
                        -----------------------------------------------   --------------
                                                                             INTERIM
                         SERP MATCHING        BASIC          BENEFIT         BENEFIT
                        CONTRIBUTION($)    CONTRIBUTION   SUPPLEMENT($)   SUPPLEMENT($)
                        ---------------    ------------   -------------   -------------
Roger K. Brooks.......       22,297           15,604         34,056           8,368
                             44,338           34,271         74,796           8,368
                             35,805           29,237         63,810           7,868
Mark V. Heitz.........       12,656           10,300          9,013              --
                                 --               --             --              --
                                 --               --             --              --
Gary R. McPhail.......       14,815            9,204             --              --
                             19,957           13,437             --              --
                              7,453            3,162             --              --
Thomas G. Godlasky....       13,135            7,608         16,459              --
                             18,599           13,437             --              --
                             12,014            9,004             --              --
Michael G. Fraizer....        6,005            4,204         24,584           2,572
                              8,318            6,004             --              --
                              8,755            6,937             --              --

(F) Mr. Heitz became affiliated with the Company in December 1997 as a result of its acquisition of AmVestors.

(G) Mr. Heitz received a Special Performance bonus in 1999.

(H) Mr. McPhail commenced employment with AmerUs Life in April 1997.

(I) The amount shown includes payment of a $225,000 sign-on bonus for Mr. McPhail in 1997, of which a pro-rata portion is repayable in the event of termination during the initial 36 months of employment.

OPTION GRANTS TABLE

     The following table presents information as to stock options granted during the year ended December 31, 1999. The two columns on the right project the amount that could be earned if the Class A Common Stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

                       OPTION GRANTS FOR FISCAL YEAR 1999

                                             INDIVIDUAL GRANTS
                        -----------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                         % OF TOTAL                                      AT ASSUMED ANNUAL RATES
                        NUMBER OF         OPTIONS                                            OF STOCK PRICE
                        SECURITIES       GRANTED TO                                         APPRECIATION FOR
                        UNDERLYING       EMPLOYEES        EXERCISE                          OPTION TERM($)(3)
                         OPTIONS         IN FISCAL         PRICE         EXPIRATION    ---------------------------
        NAME             GRANTED            YEAR           ($/SH)           DATE           5%              10%
        ----            ----------       ----------       --------       ----------        --              ---
Roger K. Brooks......     70,000(1)        28.69%         $23.6875        4/8/2009     1,042,786        2,642,624
Mark V. Heitz........     20,000(2)         8.20%          20.5000       2/17/2009       257,847          653,434
Gary R. McPhail......     10,000(2)         4.10%          20.5000       2/17/2009       128,923          326,717
Thomas C. Godlasky...     10,000(2)         4.10%          20.5000       2/17/2009       128,923          326,717
Michael G. Fraizer...      7,500(2)         3.07%          20.5000       2/17/2009        96,693          245,038

---------------
(1) These options were granted on April 8, 1999 at the then fair market value of the Company's Class A Common Stock. The options vest and become exercisable in equal installments on July 31, 2000, July 31, 2001, and July 31, 2002.

(2) These options were granted on February 17, 1999 at the then fair market value of the Company's Class A Common Stock. The options vest and become exercisable on July 31, 2000, July 31, 2001, and July 31, 2002 in increments as follows, respectively: Mr. Heitz -- 6,800, 6,600, 6,600; Mr.
    McPhail -- 3,400, 3,300, 3,300; Mr. Godlasky -- 3,400, 3,300, 3,300; and Mr.
    Fraizer -- 2,550, 2,475, 2,475.

(3) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option period. The Company's stock price at the end of the ten-year term for the options granted to Mr. Brooks are $38.58 and $61.44, for 5% and 10% appreciation, respectively and for all other executive officers are $33.39 and $53.17, for 5% and 10% appreciation, respectively. The numbers are calculated based on requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table. The total gain to all shareholders using Mr. Brooks' values would be $447,994,261 and $1,135,305,416 at 5% and 10% annual appreciation, respectively. The total gain to all shareholders using all other executive officers' values would be $387,710,073 and $982,533,447 at 5% and 10% annual appreciation, respectively. The aggregate gains for the above officers represent less than 0.41% of the gain to all shareholders.

                       OPTION EXERCISES AND VALUES TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                   SHARES                       OPTIONS AT FY-END(#)              AT FY-END($)(1)
                                  ACQUIRED       VALUE      ----------------------------    ----------------------------
            NAME                 ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 -----------    --------    -----------    -------------    -----------    -------------
Roger K. Brooks..............        --           --          110,000         125,000              --             --
Mark V. Heitz................        --           --          148,759          44,221         684,235         70,116
Gary R. McPhail..............        --           --           46,667          33,333                             --
Thomas G. Godlasky...........        --           --           40,000          30,000              --             --
Michael G. Fraizer...........        --           --           15,000          15,000              --             --

---------------
(1) Based on a closing stock price of $23.00 per share on December 31, 1999, the last business day of the Company's fiscal year and the exercise price of in-the-money options multiplied by the number of shares subject to in-the-money options. None of the options were in-the-money at the end of the last completed fiscal year except for Mr. Heitz.

Long-Term Incentive Compensation Plan

     AmerUs Life established a long-term incentive compensation performance share plan effective January 1, 1995 (the "LTIP"). While there was a payout in 1999 to certain Named Executive Officers for awards granted in previous years, the LTIP was discontinued as of 1998 and no awards were made in 1998 or 1999. The final payout for awards granted in previous years occurred in 2000.

Stock Incentive Plan

     On September 15, 1996, the Company's Board of Directors adopted the AmerUs Life Holdings, Inc. Stock Incentive Plan (the "Stock Plan"). The Stock Plan was approved by the Company's shareholders and became effective on December 4, 1996. No grants were made under the Stock Plan until July 28, 1997. The purpose of the Stock Plan is to enable the Company to attract and retain employees and to align employees' interest with the performance of the Company.

     The Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. Options were granted to all Executive Officers in 1999. Restricted stock awards were granted to all Executive Officers in 1999, except for Mr. Heitz.

Executive Stock Purchase Plan

     In November 1998, the Company adopted the AmerUs Life Holdings, Inc. Executive Stock Purchase Plan (the "Stock Purchase Plan") to encourage direct, long-term ownership of the Company's securities by executive officers and certain senior officers. Under the Purchase Plan, up to $25 million of Class A Common Stock or the Company's 7.00% Adjustable Conversion-rate Equity Securities Units ("ACES Units") could be purchased in open market or negotiated transactions with independent parties. Purchases are to be financed by full recourse personal loans at market interest rates to the participants from a bank. The Company has agreed to guarantee the loans in the event of default, but has recourse to the participants if it incurs a loss under the guarantee. Participants in the Stock Purchase Plan are fully liable for any losses, as well as for the repayment of the loan when it comes due. A total of 49 officers of the Company and its subsidiaries, including the Named Executive Officers, elected to participate in the Stock Purchase Plan.

Savings and Profit Sharing Plans

     Each of the Named Executive Officers participates in the All*AmerUs Savings & Retirement Plan (the "Savings & Retirement Plan"), a profit sharing plan containing a qualified cash or deferred arrangement and the nonqualified All*AmerUs Supplemental Executive Retirement Plan (the "Supplemental Plan"). Of the

Named Executive Officers, Messrs. Brooks and Fraizer also participate in the nonqualified All*AmerUs Excess Benefit Plan (the "Excess Plan"). Each of the Named Executive Officers, except Messrs. Heitz and McPhail, also had a frozen benefit under the qualified American Mutual Life Insurance Company Pension Plan (the "AML Frozen Pension Plan"). Additionally, the Named Executive Officers, except Messrs. Heitz and McPhail, have a frozen benefit under the nonqualified American Mutual Life Insurance Company AML Frozen SERP (the "AML Frozen SERP").

     Under the Savings & Retirement Plan, the Company will contribute 4% of each eligible participating employee's compensation as of the end of a plan year in accordance with plan provisions ("Basic Contributions"). With the merger of the AmVestors Employee Stock Ownership Plan (the "AmVestors' ESOP"), beginning with the 1999 Plan year, this Basic Contribution will be made in the form of cash and shares of the Company's common stock; the portions of cash and stock will be determined at the end of each year and may vary year to year. The shares of stock contributed as part of the Basic Contribution will be made in accordance with the plan provision of the Employee Stock Ownership Plan (ESOP) component of the Savings & Retirement Plan. In addition, the Company will make a maximum matching contribution equal to 5% of an employee's compensation for the first 4% of salary deferral ("Matching Contributions").

     The Company may also contribute to the Savings and Retirement Plan and Supplemental Plan, on behalf of each participating employee who was, as of December 31, 1995, an active participant in either the AML Frozen Pension Plan or AML Frozen SERP (hereafter jointly referred to as the "Frozen Pension Plans"), a certain percentage of such employee's compensation ("Interim Benefit Supplement") in order to make up any shortfall between the amount to which such employee would have been entitled under either of the Frozen Pension Plans as compared to such employee's projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Interim Benefit Supplement made on behalf of any eligible employee is reduced by any discretionary profit sharing contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Each of the Named Executive Officers, except Messrs. Heitz and McPhail, receive an Interim Benefit Supplement.

     When the Frozen Pension Plans were frozen in 1995, the AML Frozen SERP provided eligibility to board-appointed executives only. In May, 1999, a decision was made to expand eligibility to include executives who, as of December 31, 1995, received a reduction in qualified pension accrual(s) as a result of IRS imposed compensation limits (e.g. $150,000 in 1995). Messrs. Fraizer and Godlasky qualified for retroactive participation in the AML Frozen SERP. All benefits accrued under this plan were frozen as of December 31, 1995. Mr. Fraizer's and Mr. Godlasky's participation in the AML Frozen SERP was not anticipated when their Interim Benefit Supplement percentages were calculated. Mr. Fraizer's and Mr. Godlasky's benefit at normal retirement age was projected to be higher if accruals continued under the Frozen Pension Plans, compared to the projected benefit provided under the Savings & Retirement Plan. Subsequently, they each receive a specified, recalculated Interim Benefit Supplement percentage. The Interim Benefit Supplement contributions were initiated with the 1996 Plan year. Applying the recalculated Interim Benefit Supplement percentages to Messrs. Fraizer's and Godlasky's compensation from January 1, 1996, resulted in one-time true up amounts which were funded to their respective qualified and nonqualified plans during 1999.

     Under the AmVestors' Money Purchase Pension Plan (the "AmVestors' MPPP"), AmVestors Financial Corp. contributed on behalf of each eligible participant a percentage of compensation (ranging from 5-15%) based on age at plan entry. Mr. Heitz qualified for a 7.5% annual contribution. AmVestors Financial Corp. also made a contribution of company stock to the AmVestors' ESOP of an amount determined by the Board not less than the amount needed to provide the trustee with cash consistent to pay maturing obligations under the loan. Effective January 1, 1999, the AmVestors' MPPP and AmVestors' ESOP merged into the Savings & Retirement Plan, and all Named Executive Officers participate in the restated Savings & Retirement Plan and Supplemental Plan.

     As a result of the plan mergers, the Company may also contribute to the Savings & Retirement Plan and Supplemental Plan, on behalf of each AmVestors employee who was, as of January 1, 1999, an active qualifying AmVestors employee for the AmVestors MPPP, a certain percentage of such employee's compensation (the "Benefit Supplement") in order to make up any shortfall between the projected benefits such employee would have had under the AmVestors MPPP as compared to such employee's projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Benefit Supplement made on behalf of any eligible AmVestors employee is reduced by any discretionary contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Mr. Heitz receives a Benefit Supplement.

Frozen Pension Plans

     Prior to January 1, 1996, AmerUs Life maintained the AML Frozen Pension Plan, which was qualified under Section 401(a) of the Code. The benefits under this plan were curtailed as of December 31, 1995. Retirement benefits under the AML Frozen Pension Plan were based primarily on an employee's years of service and career compensation as of December 31, 1995. All employees' frozen accrued benefits as of December 31, 1995 are fully vested. Active participants in the AML Frozen Pension Plan on December 31, 1995, had the right to receive a distribution of accrued benefits on September 26, 1997, under a one-time irrevocable election as a result of the termination of the AmerUs Retirement Plan. The AmerUs Retirement Plan was established as a "conduit" plan to provide for the spin-off of accrued benefits from the AML Frozen Pension Plan. Upon receipt of assets supporting the accrued benefits of participants electing to receive such benefits by the AmerUs Retirement Plan from the AML Frozen Pension Plan, the AmerUs Retirement Plan was terminated and the assets supporting the accrued benefits were distributed to each participant in the form of: (1) an immediate lump sum payment; (ii) an immediate annuity; or (iii) a rollover into a qualified plan or an individual retirement account. Each of the Named Executive Officers except Messrs. Heitz and McPhail received a distribution of the assets supporting their respective accrued benefits as a result of their election to have such accrued benefits transferred from the AML Frozen Pension Plan to the AmerUs Retirement Plan.

     Prior to January 1, 1996, AmerUs Life also maintained nonqualified supplemental retirement plans for certain former employees of American Mutual Life Insurance Company ("American Mutual") and Central Life Assurance Company ("Central Life"), predecessor companies to AmerUs Life. These plans are jointly referred to herein as the AML Frozen SERP. The benefits under this plan for both American Mutual and Central Life employees were also curtailed as of December 31, 1995. The following table sets forth the frozen accrued monthly benefits payable as a straight life annuity to each of the Named Executive Officers under the AML Frozen SERP, assuming retirement at age 65 (current normal retirement age):

                                 PENSION TABLE
                            FROZEN ACCRUED BENEFITS

                                                                MONTHLY
                            NAME                                BENEFITS
                            ----                                --------
Roger K. Brooks.............................................    $17,363
Mark V. Heitz...............................................          0
Gary R. McPhail.............................................          0
Thomas C. Godlasky..........................................        671
Michael G. Fraizer..........................................        722

Supplemental Benefit Agreement

     In April 1999, the Company entered into Supplemental Benefit Agreements with each of its Named Executive Officers, which were amended in February 2000. These agreements provide that in the event of (i) a change of control of the Company (as defined below) and (ii) a termination by the Named Executive Officer for "good reason" or a termination of the Named Executive Officer not for cause within two years of a change of control, the Named Executive Officer shall be entitled to: (1) a cash severance payment in an amount equal to three times such officer's annual base compensation and bonus; (2) continuation of employee welfare benefits for three years; and (3) immediate vesting of benefits under the Savings and Retirement Plan, the Supplemental Plan and the Excess Plan. Payments to any of the Named Executive Officers under the

Supplemental Benefit Program will be increased to offset the affects of any excise taxes payable with respect to such payments.

     For purposes of the Supplemental Benefit Program, a change of control shall be deemed to have occurred upon the happening of any one of the following events: (1) AMHC not directly or indirectly owning or controlling shares of the Company's common stock sufficient to cast a majority of the votes necessary to elect members to the Company's board of directors ("Voting Control") other than in a demutualization of AMHC; (2) the individuals who, prior to any merger, consolidation, dissolution or similar transaction ("Transaction"), constituted the AMHC's board of directors, ceasing to constitute at least a majority thereof, unless the election, or the nomination for election of each director of AMHC for a period of two years following consummation of the Transaction was approved by a vote of at least two-thirds of the directors of AMHC then still in office who were directors of AMHC prior to such Transaction; (3) the individuals who, prior to a Transaction, constituted the Company's board of directors, ceasing to constitute at least a majority thereof, unless the election, or the nomination for election of each director of the Company for a period of two years following consummation of the Transaction was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company prior to such Transaction; or (4) any acquisition of twenty five percent or more of the Company's common stock by any person other than AMHC at any time AMHC does not have Voting Control of the Company.

     Also, for purposes of the Supplemental Benefit Program, termination for "good reason" means a change of control and the occurrence of any one of the following events without the Named Executive Officer's consent: (1) the assignment to such officer of duties substantially inconsistent with such officer's position, duties, responsibility or status with the Company or a substantial reduction of such officer's duties or responsibilities, as compared with such officer's duties or responsibilities prior to such reduction, or any removal of such officer from, or any failure to re-elect the officer to, the position such officer held at the time of such removal or failure to re-elect, except in connection with termination of employment for cause; (2) a reduction in the amount of such officer's base compensation, a material reduction in payments received by such officer under any bonus or incentive plans in which the such officer participates or a material reduction in any other perquisites to which such officer is entitled; (3) the relocation of such officer's principal office to a location more than thirty-five miles from the location of such office immediately prior to such change of control; or (4) any material breach by the Company of any of the provisions of the Supplemental Benefit Agreement.

Employment Agreement

     Mr. Heitz currently is employed pursuant to an employment agreement dated September 19, 1998, which provides a base compensation of $28,125 per month, an annual incentive bonus of up to 100% of annual base compensation assuming certain performance targets are met (up to $150,000 of which can be deferred to purchase stock units with a 100% company match on the third anniversary date of the deferral if Mr. Heitz continues to be employed by AmVestors or an affiliate company), annual stock option grants targeted to produce a Black-Scholes value of approximately 40% of annual base compensation and certain insurance and other fringe benefits. The agreement continues until December 31, 2000.

     The agreement includes a provision pursuant to which Mr. Heitz may elect to receive, in the event of a termination of the agreement by AmVestors or an affiliated company without cause or by Mr. Heitz for "Good Reason", a severance allowance equal to 48 months of his base compensation in effect on the date of termination. For such purposes, a termination by Mr. Heitz for "Good Reason" includes the following reasons: (1) his duties or responsibilities, or his reporting responsibilities, titles or offices are changed or terminated; (2) his monthly base compensation is reduced or (3) he is required without his agreement to be based anywhere other than Topeka, Kansas.

DIRECTOR COMPENSATION

     For their services on the Board, non-employee directors are paid $10,000 per year and $2,000 for each meeting attended. The chairman of each of the Audit, Board Operations, Finance and Strategy, Human Resources, Intercompany Transaction and Investment Committees receives an additional $2,000 per year. Members of the Intercompany Transactions Committee receive an additional $16,000 per year for services on such committee. The schedule of fees paid to non-employee directors in 1999 remained unchanged from 1998.

     During 1999, the Company's board of directors appointed a Special Committee of Independent Directors ("Special Committee") to consider and make recommendation to the Company's board of directors concerning the financial terms of the proposed merger transaction between the Company and AMHC in connection with the demutualization of AMHC. For their services on the Special Committee, members will receive an additional one-time fee of $17,500.

     Non-employee directors participate in the Non-Employee Director Stock Plan ("Director Plan"), which was approved by the Company's shareholders on December 4, 1996. Under the Director Plan, options to purchase 2,500 shares of the Company's Class A Common Stock are automatically granted to each non-employee director on the first business day of each year beginning in 1998. The exercise price for all non-employee director options granted under the Director Plan is 100% of the fair market value of the shares on the date of grant. All such options vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant, assuming continued service on the Board of Directors.

     The Director Plan also provides that non-employee directors may elect to take all or part of their director fees in the Company's Class A Common Stock. Directors making this election will receive the number of shares equal to the dollar amount of director fees, which the director has elected to receive in the form of stock, divided by 75% of the fair market value of the stock as of each payment date. Each director making this election must enter into an agreement which restricts the stock from being sold, transferred, pledged or assigned for a period of two years from the purchase date.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Company's Class A Common Stock for the period from January 28, 1997, the date of the Company's initial public offering, through December 31, 1999 with the cumulative total return of the Russell 2000 stock index and a peer group of companies (the "Peer Group") consisting of eleven life insurance companies whose stock is publicly traded to which the Company has traditionally compared its business and operations: American Annuity Group, Inc., Conseco Inc., Delphi Financial Group, Inc., FBL Financial Group, Inc., MONY Group, Inc., Kansas City Life Insurance Company, Liberty Corporation, Liberty Financial Companies, Presidential Life Corporation, Protective Life Corporation, and Reliastar Financial Corporation. During 1999, three companies, American Heritage Life Investment Corporation, ARM Financial Group, Inc. and Guarantee Life Companies, Inc., were removed from the Peer Group because they were acquired by other companies and are no longer publicly traded. In addition, MONY Group, Inc., which first became a public company in November 1998, was added because its operations are comparable to the Company's. The graph assumes a $100.00 investment on January 28, 1997 and the reinvestment of dividends. The return of the Peer Group is based on the return of each company included therein weighted to reflect each such company's stock market capitalization.

                            CUMULATIVE TOTAL RETURNS
                                PERIOD BEGINNING
                                JANUARY 28, 1997
                                   AND ENDING
                               DECEMBER 31, 1999

                           TOTAL SHAREHOLDER RETURNS
TOTAL RETURNS GRAPH

                                               AMERUS LIFE HOLDINGS, INC.          PEER GROUP                 RUSSELL 2000
                                               --------------------------          ----------                 ------------
1/28/97                                                  100.00                      100.00                      100.00
6/30/97                                                  169.59                      118.20                      108.16
12/31/97                                                 225.82                      139.33                      119.25
6/30/98                                                  199.49                      154.20                      124.81
12/31/98                                                 139.02                      134.23                      115.14
6/30/99                                                  169.22                      129.11                      124.89
12/31/99                                                 145.37                      105.74                      137.73

----------------------------------------------------------------------------------------------------------------
                                1/28/97    6/30/97    12/31/97    6/30/98    12/31/98    6/30/99    12/31/99
----------------------------------------------------------------------------------------------------------------
 AmerUs Life Holdings, Inc.     $100.00    $169.59    $225.82     $199.49    $139.02     $169.22    $145.37
----------------------------------------------------------------------------------------------------------------
 Peer Group                      100.00     118.20     139.33      154.20     134.23      129.11     105.74
----------------------------------------------------------------------------------------------------------------
 Russell 2000                    100.00     108.16     119.25      124.81     115.14      124.89     137.73
----------------------------------------------------------------------------------------------------------------

                           HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee (the "Committee") presently consists of Messrs. Candlish, Gaffney, and Norris, none of whom is an employee of the Company. As part of its duties, the Committee reviews compensation levels of executive officers, evaluates management performance and administers the Company's Senior Executive and Management Incentive Plans, Long-Term Incentive Plan and Stock Option Plan. The Committee is assisted by the Company's Human Resources personnel, and from time to time by compensation consulting firms which supply the Committee statistical data and other executive compensation information to permit the Committee to compare the Company's compensation policies against compensation levels nationwide and against programs of other companies of similar size in the Company's industry and geographic area.

     The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's short- and long-term strategic goals, to link executive compensation and shareholder interests through Company performance- and equity-based plans, and to recognize individual contributions to Company performance.

     Compensation for the Company's Executive Officers consists of three principal elements: base salary, annual incentive, and long-term incentive. The combination and relative weighting of these elements reflect the Committee's belief that executive compensation should be closely tied to the Company's profitability.

     Base Salary. Executive Officer salaries are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on statistical data provided by the Company's compensation consultants. Executive Officer base salaries are targeted at the 25th percentile established by such data in order to place a greater emphasis on Company performance-based components of the compensation package. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities. Base compensation for Mr. Roger K. Brooks, the Company's Chairman, President and Chief Executive Officer, was not increased for fiscal 1999. The Committee has increased Mr. Brooks base salary to $575,000 effective March 1, 2000.

     Annual Incentive. The Company's annual incentive program acknowledges Company and individual performance. Generally, awards under the annual program can be paid only if the Company achieves certain pre-approved targets established by the Committee. The annual program is intended to bring the executives' total cash compensation (base salary and annual incentive) to the 50th percentile established by reference to the statistical data discussed above when all Company profitability and individual performance criteria are met. In those circumstances where performance significantly exceeds pre-approved targets, the total cash compensation could exceed the 50th percentile.

     For fiscal 1999, the Committee established a new incentive program based on an EPS objective. A pool was generated based on a pre-established formula developed with the assistance of an outside consultant, The Hay Group. The CEO's bonus under the incentive program was based on a fixed percentage of the calculated pool. Once eligibility was established, other executive's awards were recommended by the CEO and adjusted and approved at the Committee's discretion based on individual performance and other Company performance criteria. Based on results of the Company against the pre-determined targets, an award of $990,000 was granted for 1999 performance to Mr. Brooks.

     Long-Term Incentive. The Company has established two separate long-term incentive plan programs -- a Long-Term Incentive Plan based on strategic performance and a Stock Incentive Plan designed to align the interests of Executive Officers with those of the Company's shareholders. Under the Company's Stock Incentive Plan, stock options may be granted to Executive Officers and other key employees of the Company and its subsidiaries and affiliates. Upon joining the Company, an individual's initial option grant will be based on the individual's responsibilities and position and upon competitive market information provided by the Company's compensation consultants. Thereafter, the size of any annual stock option award will be based primarily on an individual's responsibilities and the individual's performance and position with the Company. All stock options granted to the Company's Executive Officers will be granted with an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant and will generally vest over three years. Vesting is designed to encourage the creation of stockholder value over the long term since no benefit will be realized from the stock option grant unless the price of the Class A Common Stock rises over a number of years. No grant was made to Mr. Brooks in 1998. Mr. Brooks was granted 70,000 share options on April 8, 1999 and 195,000 share options on February 11, 2000.

     The Long-Term Incentive Plan was implemented in January 1995 for certain senior executive officers of the Company to align the executives' interest and reward with the Company's cumulative GAAP Net Worth growth. Notional shares with a value of $100 as of January 1995 were granted based on a percentage of base salary tied to competitive industry market data provided by compensation consultants. With the adoption of the Stock Incentive Plan, the Committee ceased granting new shares in 1998. Payout in 2000 for shares granted in 1997 under the Long-Term Incentive Plan formula (based upon fiscal year 1999 results of operations) was $47,924 for Mr. Brooks.

     Other elements of executive compensation include participation in a Company-wide medical and insurance benefits plan, and the ability to defer compensation pursuant to a 401(k) plan. The Company presently makes matching contributions for all participants in the 401(k) plan subject to a maximum Company match of 5% for the first 4% of salary deferral. Additionally, a core contribution of 4% of base salary plus annual incentive is contributed to all participants' accounts. In 2000, a portion of the core contribution of 4% will be offset by the implementation of an ESOP component in the 401(k).

     Mr. Brooks receives no other material compensation or benefits not provided to all executive officers.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its Executive Officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          HUMAN RESOURCES COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          John W. Norris, Jr., Chairman
                                          Malcolm Candlish
                                          Thomas F. Gaffney

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     AmerUs Life, Delta and AmVestors are wholly-owned direct subsidiaries of the Company. The Company is a direct subsidiary of AmerUs Group Co. ("AmerUs Group"), which in turn is a wholly-owned direct subsidiary of AMHC. As a result of such ownership, AMHC, AmerUs Group, the other subsidiaries of AmerUs Group and the Company and its subsidiaries, including AmerUs Life, Delta and AmVestors, have a variety of relationships, certain of which are summarized below. Management believes that the terms of the agreements and transactions described herein are on a basis no less favorable than could be obtained from unaffiliated third parties. As used herein, "AmerUs Affiliated Group" means AMHC and its direct and indirect subsidiaries now or hereafter existing, other than the Company and its subsidiaries.

OWNERSHIP OF VOTING INTERESTS OF THE COMPANY

     AMHC is required by Iowa law to own, directly or indirectly through one or more intermediate holding companies, shares of capital stock of the Company which carry the right to cast a majority of the votes entitled to be cast by all of the outstanding shares of the capital stock at a shareholders' meeting of the Company. All of the issued and outstanding shares of the Company's Class B Common Stock are owned by AmerUs Group. Additionally, the Company's Amended and Restated Articles of Incorporation provide that no shares of its Class B Common Stock may be owned by any person other than AMHC, a subsidiary of AMHC or another mutual insurance holding company or intermediate holding company as expressly authorized by Iowa law or by the Iowa Commissioner (a "Permitted Class B Holder"). Any proposed amendments to the Company's Amended and Restated Articles of Incorporation are subject to approval by the Iowa Commissioner and the Iowa Attorney General.

INTERCOMPANY AGREEMENT

     AMHC, AmerUs Group and the Company entered into an Amended and Restated Intercompany Agreement dated as of December 1, 1996 (the "Intercompany Agreement"). Pursuant to the Intercompany Agreement, AmerUs Group and certain members of the AmerUs Affiliated Group agreed to, among other things, the following: (i) the grant to the Company and certain of its subsidiaries of a non-exclusive, revocable license to use the AmerUs name and certain trademarks solely in connection with the Company's life insurance business and activities related to such life insurance business; (ii) the indemnification by the Company of members of the AmerUs Affiliated Group and each of their respective officers, directors, employees and agents against certain losses; (iii) the grant by the Company to certain members of the AmerUs Affiliated Group of registration rights with respect to the Class A Common Stock owned by such entities; (iv) the grant of equity purchase rights, under certain conditions, to certain members of the AmerUs Affiliated Group; and (v) the agreement by the Company to provide to the AmerUs Affiliated Group certain management and administrative services with respect to aspects of the business and affairs of the AmerUs Affiliated Group in exchange for payment by AmerUs Group to the Company of $2 million per year in consideration for such services.

AGREEMENTS INVOLVING REAL ESTATE

     The Company leased facilities owned by AmerUs Affiliated Group which serve as the Company's executive and home offices. The Company occupied approximately 220,000 square feet of office space under the lease arrangements with AmerUs Affiliated Group for an aggregate monthly cost of approximately $0.3 million. Two of the leased facilities were sold by the AmerUs Affiliated Group to unaffiliated third parties; one before year end 1999 and the other in early 2000. The other leases expire in 2001 and 2002. Total rental expense paid to AmerUs Affiliated Group during the year ended December 31, 1999 was $3.5 million.

     The Company has entered into various limited partnership and joint venture agreements in which AmerUs Affiliated Group or an affiliate has an interest. As of December 31, 1999, the Company's total investment was $5.8 million.

     In 1999, the Company purchased limited partnership interests and notes receivable from a member of the AmerUs Affiliated Group for $8.8 million. The purchase price was determined by a committee of independent directors of each of the Company and the AmerUs Affiliated Group who utilized a third party to value the assets. The carrying value of the assets on the AmerUs Affiliated Group's books was $5.5 million.

LOAN SERVICING AGREEMENTS

     The Company has entered into various mortgage loan servicing agreements with members of the AmerUs Affiliated Group. The aggregate expense incurred by the Company for such services was approximately $1.2 million for the year ended December 31, 1999.

SERVICE AGREEMENTS

     The Company has entered into cost reimbursement and services agreements with members of the AmerUs Affiliated Group. Pursuant to such agreements, the Company provides certain communication, tax, legal, accounting, real estate management, internal audit, human resources, administrative and data processing services to such other parties to the agreements, as requested. The aggregate revenue earned for services performed by the Company in accordance with such agreements was approximately $5.4 million for the year ended December 31, 1999.

PURCHASE OF LOANS AND SECURITIZATION

     The Company has a master agreement of purchase and sale with AmerUs Home Equity, dated as of March 5, 1997, under which the Company would purchase home equity mortgage loans from AmerUs Home Equity. The Company records the purchases of such loans at their purchase price which represents fair market value, which may be different from the seller's carrying value. AmerUs Home Equity would accordingly recognize gain or loss on such transactions. During 1999, the Company acquired loans with aggregate principal balances at the time of purchase of $13.1 million.

     AmerUs Life entered into an origination agreement with AmerUs Home Equity, dated August 1, 1998, under which AmerUs Life reimburses AmerUs Home Equity for costs to originate home equity loans for AmerUs Life. During 1999, AmerUs Life reimbursed AmerUs Home Equity $0.1 million for the origination of $9.9 million of loans.

LOANS AND CREDIT SUPPORT TO THE AMERUS AFFILIATED GROUP

     The Company provided mortgage and construction loan financing to members of the AmerUs Affiliated Group or to a partnership in which a member of the AmerUs Affiliated Group has an ownership interest. The outstanding balance of all such financings was $22.1 million as of December 31, 1999. The Company recorded interest income of $1.3 million for the year ended December 31, 1999.

     The Company guaranteed various borrowings of members of the AmerUs Affiliated Group with an outstanding balance of approximately $6.6 million at December 31, 1999.

     The Company has outstanding loan commitments to various partnerships in which AmerUs Affiliated Group has an ownership interest. At December 31, 1999, the outstanding loan commitments were approximately $6.9 million.

LOAN GUARANTEE

     Pursuant to the Stock Purchase Plan, the Company guaranteed personal loans in the aggregate amount of approximately $24.4 million made by a bank to certain members of the Company's management, including the Named Executive Officers. Each participant has agreed to repay the Company for any amounts paid by the Company under the guarantee in accordance with a reimbursement agreement entered into between the participant and the Company. During 1999, participants purchased approximately $24.4 million of the Company's securities. As of February 29, 2000, the outstanding principal balances of the bank loans to the Named Executive Officers which are guaranteed by the Company were as follows:
Mr. Brooks -- $4,017,660; Mr. Heitz -- $1,674,722; Mr. McPhail -- $1,004,379;
Mr. Godlasky -- $1,504,759; and Mr. Fraizer -- $1,205,196.

MERGER WITH AMHC

     On December 17, 1999, the board of directors of AMHC adopted a plan of conversion to convert AMHC from a mutual insurance holding company that is owned by its members to a stock company that is owned by shareholders (the "Conversion"). Simultaneous with the Conversion, the Company has agreed pursuant to an Agreement and Plan of Merger dated December 17, 1999, to merge the Company with and into AMHC (the "Merger"). The Merger is subject to a number of conditions, including regulatory, member and shareholder approvals. At a later date, the Company's shareholders will be asked to consider and vote to approve the Merger.

INDIANAPOLIS LIFE TRANSACTION

     AMHC and the Company entered into an agreement with Indianapolis Life Insurance Company ("ILICO"), an Indiana mutual insurance company, and its subsidiary, the Indianapolis Life Group of

Companies, Inc. ("ILGOC"), on February 18, 2000. The agreement provides that ILICO will be combined with AMHC after the Conversion and Merger are completed (the "Combination"). In connection with the Combination, AMHC invested $100 million in ILGOC for a 45% equity interest in ILGOC and the Company agreed with AMHC pursuant to an agreement dated February 18, 2000 to purchase those ILGOC shares for $100 million plus interest at 8% per annum, among other circumstances, upon the written notice of AMHC prior to the effective date of the Conversion and Merger. The Combination is subject to a number of conditions, including regulatory, members and shareholder approvals. At a later date, AMHC shareholders will be asked to consider and vote to approve the Combination.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10 percent holders of the Company's Class A Common Stock to file reports concerning their transactions in, and ownership of the Company's equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that there were no filing deficiencies under Section 16(a) by its directors and executive officers during 1999.

                                   PROPOSAL 2
                   APPROVAL OF THE AMERUS LIFE HOLDINGS, INC.
                           2000 STOCK INCENTIVE PLAN

     On February 11, 2000, the Board of Directors adopted the AmerUs Life Holdings, Inc. 2000 Stock Incentive Plan (the "Stock Plan") and reserved 1,600,000 shares of common stock for issuance thereunder, subject to shareholder approval. As of the present date, no awards have been granted pursuant to the Stock Plan nor has any employee or director been specifically identified to receive an award in the future.

     At the annual meeting, the shareholders are being asked to approve the Stock Plan and the reservation of shares for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

VOTE REQUIRED

     Approval of the Stock Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

SUMMARY OF THE 2000 STOCK PLAN

     General. The purpose of the Stock Plan is to attract and retain individuals who contribute to the Company's success, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company. Stock options, stock awards and stock appreciation rights may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-qualified stock options. At February 29, 2000, there were available for awards under existing plans approximately 98,158 shares of common stock which shares will remain available for award.

     Administration. The Stock Plan will be administered by the Human Resources Committee (the "Committee") appointed by the Board. The Committee shall have full and exclusive power to interpret the Stock Plan, to grant waivers of restrictions set forth in the Stock Plan and to adopt such rules and regulations and guidelines for carrying out the Stock Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. All decisions made by the Committee pursuant to the provisions of the Stock Plan shall be final and binding on all persons including the Company.

     Eligibility. Non-qualified stock options, stock awards and stock appreciation rights may be granted under the Stock Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees, directors and consultants to whom options, stock awards and stock appreciation rights may be granted, the time or times at which such awards are granted, the terms and conditions of any such awards including the exercise price, any vesting periods or vesting acceleration features or waiver of forfeiture restrictions and the number of shares subject to each grant.

     Shares Subject to the Stock Plan. The total number of shares of common stock reserved and available for distribution under the Stock Plan shall be 1,600,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares subject to awards which may be granted under the Stock Plan in any one year is 1,000,000, and the maximum number of shares subject to awards which may be granted under the Stock Plan to any individual in any one year is 250,000. Any shares subject to awards which, for any reason, expire or are terminated or forfeited, become available again for grant of awards under the Stock Plan. On February 29, 2000, the closing price of the common stock on the NYSE was $20.3125 per share. In the event of any merger, reorganization, consolidation, stock dividend or other change in corporate structure affecting the common stock, the Committee in its sole discretion shall make such adjustment to outstanding awards and shares available for future grant as it deems appropriate in order to reflect any such event.

     Stock Options. The Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of the Company's common stock on the date of grant and the term of an option may not be longer than ten (10) years. Payment of the option price may be made in any manner specified by the Committee (which may include cash or common stock of the Company, or by "cashless exercise").

     Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights either in tandem with options under the Stock Plan or for cash compensation alone. A stock appreciation right issued in connection with an option can be exercised only to the extent the option with respect to which it is granted is not exercised, and is subject to the same terms and conditions as the option to which it relates. Upon exercise of a stock appreciation right, the holder will be entitled to receive, for each share with respect to which the stock appreciation right is exercised, an amount (the "appreciation") equal to the difference between the option price of the related option and the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right. The appreciation will be payable in cash or common stock, at the discretion of the Committee. For stock appreciation rights not issued in tandem with options, the holder will be entitled to receive for each right which is exercised a cash amount equal to the difference between the fair market value on the date of grant and the fair market value on the date of exercise.

     Restricted Stock. The Committee is authorized to award restricted stock under the Stock Plan subject to such terms and conditions as the Committee may determine. The Committee has the authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specific period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine. The Stock Plan gives the Committee discretion to make loans to the recipients for the purchase price of restricted stock and to accelerate the vesting of restricted stock on a case by case basis at any time.

     Termination of Employment. All of the terms relating to the exercise, cancellation or other disposition of an option, stock appreciation right or restricted stock upon a termination of employment with or service to the Company, its affiliates or subsidiaries, whether by reason of disability, retirement, death or other termination will be determined by the Committee. Such determination will be made at the time of such award and shall be specified in the written agreement evidencing the award. Unless otherwise determined by the Committee at grant, if a recipient of an award is involuntarily terminated for cause or, in the case of restricted stock which is subject to a restricted period, the award or portion of the award of restricted stock in the restricted period shall terminate immediately as of the date of the termination of employment.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any option or award previously granted under the Stock Plan without the written consent of the awardee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareholders.

     New Plan Benefits. Because benefits under the Stock Plan will depend on the Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, consultants, executive officers and other employees if the Stock Plan is approved by the shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

     Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

     Stock Awards. Stock awards will generally be taxed in the same manner as non-qualified stock options. However, a stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the service provider ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the service provider will not recognize ordinary income at the time of award. Instead, the service provider will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The service provider's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

     The service provider may accelerate the date of award his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a service provider who is an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the code, the Company is entitled to a deduction in the same amount as and at the time the service provider recognizes ordinary income.

     Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. In the case of a recipient who is also an employee, any cash received will be subject to tax withholding by the Company. Unless limited by section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND/OR EXERCISE OF OPTIONS AND AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE'S OR CONSULTANT'S INCOME OR GAIN MAY BE TAXABLE.

INCORPORATION BY REFERENCE

     The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

                                   PROPOSAL 3
                             SELECTION OF AUDITORS

     The Board of Directors, acting upon recommendation of the Audit Committee, has appointed the firm of KPMG LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000. The same firm conducted the fiscal 1999 examination. The favorable vote of the holders of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required for shareholder ratification of this action.

     Representatives from KPMG LLP will be present at the 2000 annual meeting. The representatives will have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

                                 OTHER MATTERS

     Neither the Board of Directors nor management intends to bring any matter for action at the 2000 annual meeting of shareholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Under the rules of the Securities and Exchange Commission (the "SEC"), proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders (May 2001) must be received by the Company no later than December 1, 2000, as well as meet the other SEC requirements, in order to be considered for inclusion in the Company's 2001 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2001.

     The Company's By-laws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual meeting of shareholders. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, a shareholder's notice must be delivered or mailed to and received by the Secretary of the Company at the principal office of the Company not less than thirty (30) days prior to the date of the annual meeting; provided, however, that, in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter that such shareholder proposes to present before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of the Company's capital stock that are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such business.

                                          By Order of the Board of Directors

                                          James A. Smallenberger
                                          Senior Vice President
                                          and Secretary

Dated: March 31, 2000

                                   APPENDIX A

              AMERUS LIFE HOLDINGS, INC. 2000 STOCK INCENTIVE PLAN

SECTION I. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of this Plan is the AmerUs Life Holdings, Inc. 2000 Stock Incentive Plan. The purpose of the Plan is to enable AmerUs Life Holdings, Inc., its Subsidiaries and Affiliates to attract and retain individuals who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a. "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

     b. "Award" means a Stock Appreciation Right, Restricted Stock Award, or Option granted in accordance with the terms of the Plan.

     c. "Board" means the Board of Directors of the Company.

     d. "Cause" means the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the Participant's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary or Affiliate, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     e. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     f. "Committee" means the Human Resources Committee of the Board of Directors of the Company. If at any time there is no Committee, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     g. "Commission" means the Securities and Exchange Commission.

     h. "Company" means AmerUs Life Holdings, Inc., a corporation organized under the laws of the State of Iowa (or any successor corporation).

     i. "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary or Affiliate to render services to such entity or any person who is an advisor, director or consultant of an Affiliate.

     j. "Director" means a member of the Board.

     k. "Disability" means total and permanent disability as determined under the Company's long term disability program.

     l. "Early Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate under the terms of the All*AmerUs Savings & Retirement Plan adopted by the Company.

     m. "Employee" means a regular employee of the Company, any Subsidiary or any Affiliate, including Officers and Directors, who is treated as a full time employee in the personnel records of the Company or its Subsidiary or its Affiliates for the relevant period, but shall exclude individuals who are classified by the Company or its Subsidiary or its Affiliates as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or its Subsidiary or its Affiliates or (ii) transfers between locations of the Company or between the Company or its Subsidiary or its Affiliates or (iii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     n. "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and any successor thereto.

     o. "Fair Market Value" means, as of any date, the closing price of the Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine.

     p. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code and the requirements promulgated thereunder.

     q. "Non-Employee Director" means a director who is a Non-Employee Director under Rule 16b-3 under Section 16 of the Exchange Act and is an outside director under Section 1.162-27(e)(3) of the regulations promulgated under the Code.

     r. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     s. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate as this term is defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.

     t. "Optionee" means a Participant who receives a Stock Option.

     u. "Participant" means an Employee, Director or Consultant of the Company, its Subsidiary or its Affiliate.

     v. "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

     w. "Plan" means this Stock Incentive Plan.

     x. "Restricted Stock Award" means an Award of shares of Stock that are subject to restrictions under Section 7 below.

     y. "Retirement" means Normal or Early Retirement as those terms are defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.

     z. "Stock" means the Class A Common Stock of the Company.

     aa. "Stock Appreciation Right" means (i) a right granted under Section 6 below, to surrender to the Company all or a portion of a Non-Qualified or Incentive Stock Option in exchange for an amount in cash or shares of Stock equal to the difference between (a) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (b) the aggregate exercise price of such Stock Option, or such portion thereof or (ii) a right granted under Section 6 which is not in conjunction with a stock option to receive a cash payment equal in value to the appreciation on a designated number of shares of stock between the aggregate price of the Stock Appreciation Right (or such portion thereof) set by the Committee, which shall not be less than the Fair Market Value on the date on which the Stock Appreciation Right was granted and the Fair Market Value on the date on which the Participant exercises the Stock Appreciation Right.

     bb. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

     cc. "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     dd. "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(d) more than ten percent (10%) of the total combined voting power of all classes of stock of the company.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Committee which shall at all times consist solely of not less than two Non-Employee Directors.

     The Committee shall have the power and authority to grant to eligible Participants, pursuant to the terms of the Plan: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and/or Restricted Stock Awards.

     In particular, the Committee shall have the authority:

     a. To select Participants to whom Non-Qualified or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or a combination of the foregoing from time to time will be granted hereunder;

     b. To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights or a combination of the foregoing, are to be granted hereunder;

     c. To determine the number of shares of Stock or Stock Appreciation Rights to be covered by each such Award granted hereunder;

     d. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting periods, or vesting acceleration features or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     e. To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

     f. To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.

     g. To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plan and Plan addenda;

     h. To modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 15(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

     i. To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

     j. To make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

     k. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN; LIMITATIONS.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,600,000 (subject to appropriate adjustments to reflect changes in capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to a Restricted Stock Award granted hereunder are forfeited or such Award otherwise terminates, such shares shall again be available for distribution in connection with future Awards under the Plan.

     The maximum total number of shares subject to Awards which may be granted under the Plan in any one year will be 1,000,000, and the maximum number of shares subject to Awards which may be granted under the Plan to any individual in any one year is 250,000 (in both cases, subject to appropriate adjustments to reflect changes in capitalization of the Company).

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in the corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of the shares subject to outstanding Stock Options granted under the Plan, in the number and price of any Stock Appreciation Right granted under the plan and in the number of shares subject to Restricted Stock Awards granted under the Plan as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any Awards shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Rights associated with any Stock Option.

SECTION 4. ELIGIBILITY.

     Participants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, or Restricted Stock Awards. The options and Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award or grant.

SECTION 5. STOCK OPTIONS.

     Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each Optionee.

     The Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options.

     The Committee shall have the authority to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an Optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, Awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price per each share of stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

     b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is issued.

     c. Exercisability. Subject to paragraph (g) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of the grant; provided, however, that, unless otherwise determined by the Committee at the time of the grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such factors as the Committee may determine in its sole discretion.

     d. Method of Exercise. Stock Options which are then exercisable may be exercised in whole or in part at any time during the option period by Optionee, the legal representative of the Optionee, or the legatee under the Optionee's will through the giving of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Optionee, Restricted Stock or with the value of a Non-Qualified Stock Option equal to the difference between the Fair Market Value on the date of payment and the exercise price of such Non-Qualified Stock Option (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock Award, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original term of the Restricted Stock Award in question, except that the Committee may direct that such shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment thereof has been made. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the Optionee has given written notice of exercise and has paid in full for such shares.

     e. Non-Transferability of Options. Except as otherwise set forth in the
Section 5(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. In exercising such discretionary authority, the Committee may take into account whether the granting of such transferable options would require registration with the Securities and Exchange Commission under a form other than Form S-8. A transferred Stock Option may be exercised by the transferee only to the extent that the Optionee would have been able to exercise such Stock Option had the option not been transferred.

     f. Termination of Employment for Cause. Unless otherwise determined by the Committee at grant, if an Optionee's employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the Stock Option shall terminate immediately at the date of the termination of employment.

     g. Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

     h. Termination of Employment. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon a termination of employment with or service to the Company or a Subsidiary or Affiliate of the Optionee, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Option and shall be specified in the written agreement evidencing such Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS.

     a. Stock Appreciation Right Price. The Stock Appreciation Right price per share of Stock shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

     b. Grant and Exercise. Stock Appreciation Rights may or may not be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Options. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right granted in conjunction with all or part of any Stock Option may be exercised by an Optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this
Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation rights have been exercised.

     c. Terms and Conditions. Stock Appreciation Rights shall be subject to the terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          1. If granted in conjunction with a Stock Option, Stock Appreciation Rights shall be exercised only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          2. Upon exercise of a Stock Appreciation right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          3. Stock Appreciation Rights whether or not granted in conjunction with a Stock Option shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

          4. Upon the grant of a Stock Appreciation Right granted in conjunction with a Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been granted for the purpose of the limitation set forth in Section 3 of the Plan on the maximum number of shares subject to Awards which may be granted under the Plan in any one year and the maximum number of shares subject to Awards which may be granted to any one individual in any one year but shall not be deemed to have been issued for purposes of the limitation set forth in Section 3 of the Plan on the total number of shares of Stock to be issued under the Plan to the extent the Optionee received cash to satisfy the Stock Appreciation Right.

          5. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          6. Stock Appreciation Rights not granted in conjunction with Stock Options shall be deemed to have been granted for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock subject to Awards which may be granted under the Plan in any one year and the maximum number of shares of stock subject to Awards which may be granted under the Plan to any individual in any one year but shall not be deemed to have been issued for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock to be issued under the Plan.

          7. All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon a termination of employment with or service to the Company or a Subsidiary or an Affiliate of the Participant receiving the Stock Appreciation Right, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Appreciation Right and shall be specified in the written agreement evidencing such Stock Appreciation Right, unless otherwise determined by the Committee at the time of the grant. If the employment of a Participant receiving the Stock Appreciation Right is terminated or is involuntarily terminated for Cause, the Stock Appreciation Right shall terminate immediately as of the date of the termination of employment.

SECTION 7. RESTRICTED STOCK.

     a. Administration. Shares of Restricted Stock may be issued alone or in addition to Awards granted under the Plan. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may also condition the grant of a Restricted Stock Award upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of the Restricted Stock Awards need not be the same with respect to each recipient.

     b. Awards and Certificates. The prospective Participants of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          1. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          2. A stock certificate in respect of shares of restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          3. "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the AmerUs Life Holdings, Inc. Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file on in the offices of the Company, (699 Walnut St, Des Moines, Iowa 50309)."

          4. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

          5. All of the terms relating to the satisfaction of specified performance goals and the termination of any period designated by the Committee during which the Stock subject to the Restricted Stock Award may not be sold, transferred, pledged or assigned, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company or any Subsidiary or any Affiliate of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination shall be set forth in the written agreement relating to such Restricted Stock Award. Unless otherwise determined by the Committee at grant, if a holder's employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the portion of the Restricted Stock Award which is subject to a Restricted Period (as hereinafter defined) on the effective date of such holders' termination of employment or service shall be forfeited by such holder and such portions shall be canceled by the Company.

     c. Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          1. Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such factors as the Committee may determine, in its sole discretion.

          2. Except as provided in paragraph c(1) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and receive any dividends. Dividends paid in Stock or other securities of the Company or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

SECTION 8. AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of an Optionee or Participant under a Stock Option, Stock Appreciation Right, or Restricted Stock Award theretofore granted, without the Optionee's or Participant's consent, or which without the approval of the stockholders would:

     a. Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

     b. Decrease the option price of any Stock Option to less than fifty percent (50%) of the Fair Market Value on the date of the granting of the option;

     c. Change the employees or class of Participants eligible to participate in the Plan; or

     d. Extend the maximum option period under paragraph (b) of Section 5 of the Plan.

     The Committee may amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the Participant and previously granted Stock Options having higher option prices.

SECTION 9. UNFUNDED STATUS OF THE PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing set forth herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 10. GENERAL PROVISIONS.

     All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the stock is listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 11. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date that it is approved by a majority vote of the holders of the Company's voting common stock.

SECTION 12. TERM OF PLAN.

     No Stock Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but Awards previously granted may extend beyond that point.

                                * * * * * * * *

                           AMERUS LIFE HOLDINGS, INC.

             Proxy for Annual Meeting of Shareholders on May 5, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of AmerUs Life Holdings, Inc. (the "Company") appoints Roger K. Brooks, Michael G. Fraizer and James A. Smallenberger, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in the Company, at the Annual Meeting of Shareholders to be held on May 5, 2000 and at any adjournments thereof (the "Annual Meeting"), with like effect and as if the undersigned were personally present and voting, upon the matters set forth in this proxy card.

         1.  To elect three Directors:
             MALCOLM CANDLISH        RALPH W. LASTER, JR.    JOHN W. NORRIS, JR.

             [ ]    For         [ ]  Withhold           [ ]  For All Except

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                 ---------------------------------------------------

         2. Proposal to approve the Company's 2000 Stock Incentive Plan and the reservation of shares for issuance thereunder.

             [ ]    For         [ ]  Against            [ ]  Abstain

         3. Proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2000.

             [ ]    For         [ ]  Against            [ ]  Abstain

         4. Such other matters as may properly come before the Annual Meeting or any adjournments thereof, at the discretion of the proxy holders.


       PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF NOMINEES MALCOLM CANDLISH, RALPH W. LASTER, JR., AND JOHN W. NORRIS, JR. TO SERVE AS DIRECTORS,
(2) FOR APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN, (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND (3) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AT THE DISCRETION OF THE PROXY HOLDERS. PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

                                  Dated:                         , 2000
                                        -------------------------

                                  -------------------------------------
                                  Shareholder sign above

                                  -------------------------------------
                                  Co-holder, if any, sign above

         SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such, and if the signer is a corporation, please sign with the full name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.

PLEASE VOTE AT ONCE. It is important.